Exhibit 11. Statement re computation of per share earnings
(dollars in thousands, except per share amounts)
(unaudited)

                               -----------------------------------------------------------------
                                                      Three Months Ended,
                               -----------------------------------------------------------------
                                       March 31, 2004                    March 31, 2003
                               -----------------------------      ------------------------------
                                          Weighted      Per                  Weighted      Per
                                           Average     Share                 Average      Share
                               Income      Shares     Amount      Income      Shares     Amount
                               ------      ------     ------      ------      ------     -------
Basic Earnings per
   Common Share
Income available to
   common shareholders         $3,986      12,767      $0.31      $3,356      9,829      $  0.34
                                                       =====                             =======

Effect of Dilutive Shares
Options issued                     --         261                     --        139
                               ------      ------                 ------      -----
Diluted Earnings per
   Common Share                $3,986      13,028      $0.31      $3,356      9,968      $  0.34
                               ======      ======      =====      ======      =====      =======